Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Measurement Specialties, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated June 11, 2008, with respect to the consolidated balance sheets of Measurement Specialties, Inc. and subsidiaries as of March 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the each of the years in the three-year period ended March 31, 2008 and the related financial statement schedule and the effectiveness of internal control over financial reporting as of March 31, 2008, which reports appear in the March 31, 2008 annual report on Form 10-K of Measurement Specialties, Inc..

Our report dated June 11, 2008 on the consolidated financial statements and related financial statement schedule refers to the adoption by Measurement Specialties, Inc. of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective April 1, 2007 and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective April 1, 2006.

Our report dated June 11, 2008 on the effectiveness of internal control over financial reporting as of March 31, 2008 expresses our opinion that Measurement Specialties, Inc. did not maintain effective internal control over financial reporting as of March 31, 2008 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Measurement Specialties, Inc. did not maintain adequate accounting policies and procedures for foreign currency transactions.

Our report dated June 11, 2008 on the effectiveness of internal control over financial reporting as of March 31, 2008 also contains an explanatory paragraph that states that Measurement Specialties, Inc. acquired Intersema Microsystems S.A. during the year ended March 31, 2008 and that management excluded Intersema Microsystems S.A.’s internal control over financial reporting from its assessment of the effectiveness of Measurement Specialties, Inc.’s internal control over financial reporting as of March 31, 2008. Management also excluded its joint venture in Japan, Nikkiso-THERM, from its assessment. Our audit of internal control over financial reporting of Measurement Specialties, Inc. as of March 31, 2008 also excluded an evaluation of the internal control over financial reporting of Intersema Microsystems S.A. and Nikkiso-THERM.

/s/ KPMG LLP

Norfolk, Virginia
November 5, 2008